Consumer Portfolio Services, Inc.

Nasdaq: CPSS

Investor Presentation
As of September 30, 2015

CPS

Company Overview

- Consumer finance company focused on sub-prime auto market
- Established in 1991. IPO in 1992
- Through September 30, 2015, over $12.1billion in contracts purchased from automobile dealers
- From 2002 – 2011, four mergers and acquisitions aggregating $822.3 million
- Irvine, California operating headquarters; Branches in Nevada, Illinois, Virginia and Florida
- Approximately 900 employees
- $944.9 million contract purchases in 2014; $791.3 million in first nine months of 2015
- $1.9 billion outstanding managed portfolio at September 30, 2015

CPS

Recent Financial and Operating Performance


Pretax Income ($ in mm)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15
Q3 15


Total Managed Portfolio
($ in mm)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15
Q3 15


New Contract Purchases
($ in mm)
$300
$250
$200
$150
$100
$50
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15
Q3 15


Return on Managed Assets (1)
4.0%
3.0%
2.0%
1.0%
0.0%
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15
Q3 15

(1) Equal to annualized pretax income as a percentage of the average managed portfolio.

CPS

Operational Flow


CPS Systems
Proprietary Applications
Credit Bureaus
Automobile Dealership
Credit Application
Originations System
Credit Decisioning AOA / DOA
Decline or Approval / Pricing
Underwriting Package
Underwriting
Shop -- Negotiate -- Apply for Credit
Receivables Accounting System
Servicing Activities – Five Branch Locations
Servicing and Collections System
Auto Dialer – Workflow Management
Auto Consumers

CPS

Economic Model

- Lower funding costs and improvements in operating leverage offsetting lower contract APRs resulting in steady returns on managed portfolio.

	Quarter Ended		Nine Months Ended	
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Interest Income	19.0%	20.1%	19.1%	20.3%
Servicing and Other Income	0.7%	0.9%	0.8%	1.0%
Interest Expense	(3.1%)	(3.3%)	(3.1%)	(3.7%)
Net Interest Margin	16.6%	17.7%	16.8%	17.5%
Provision for Credit Losses	(7.9%)	(7.4%)	(7.9%)	(7.5%)
Core Operating Expenses	(5.5%)	(6.5%)	(5.5%)	(6.3%)
Pretax Return on Assets	3.3%	3.8%	3.4%	3.7%

(1) As a percentage of the average managed portfolio. Percentages may not add due to rounding.

CPS

U.S. Auto Finance Market

U.S. Auto Finance Market

$1 trillion in auto loans outstanding as of Q2 2015(2)

Approximately 39% is below "prime" (credit score less than 660) (1)

Approximately $140 billion in new subprime auto loans in 2014 (2)

Historically fragmented market – top 20 players represent 47% of outstandings (1)

Few dominant long-term players

Significant barriers to entry

Other National Industry Players

Santander Consumer USA

GM Financial/AmeriCredit

Capital One

Chase Custom

Wells Fargo

Westlake Financial

Credit Acceptance Corp.

Exeter Finance Corp.

(1) According to Experian Automotive.

(2) According to Equifax

CPS

Marketing

- Purchasing contracts from dealers in 48 states across the U.S.
- As of September 30, 2015 had 119 employee marketing representatives
- Primarily factory franchised dealers

Contract Purchases (1)


29%
71%
Factory Franchised
Independents

(1) Under the CPS programs for contracts purchased during first nine months of 2015.

CPS

Historical Origination Volume

- Since inception through September 30, 2015 the Company has purchased over $12.1 billion in contracts
- New contract purchases have ramped up significantly since financial crisis



($ in millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$691
$1,019
$1,283
$297
$9
$113
$284
$552
$764
$945
$791
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Through Q3 2015

CPS

Total Managed Portfolio

- Decline through 2010 was the result of the financial crisis



$2,500
$2,000
$1,500
$1,000
$500
$0
($ in millions)
$1,566
$2,156
$1,664
$1,195
$756
$795
$898
$1,231
$1,644
$1,941
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Sep-15

CPS

Collateral Description (1)

Primarily late model, pre-owned vehicles

- 21% New
- 79% Pre-owned
- 40% Domestic
- 60% Imports



Model Year
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
'15 & '16
'14
'13
'12
'11
'10
'09
'08
<= '07

(1) Under the CPS programs for contracts purchased during the first nine months of 2015.

Overview of Lending Programs

- CPS's proprietary scoring models and risk-adjusted pricing result in program offerings covering a wide band of the credit spectrum

Program [1]	Avg. Yield [2]	Avg. Amount Financed	Avg. Annual Household Income	Avg. Time on Job (years)	Avg. FICO	% of Purchases
Preferred	13.0%	$19,015	$88,999	9.2	600	4%
Super Alpha	15.2%	$19,503	$74,499	8.1	578	12%
Alpha Plus	17.8%	$18,177	$62,223	6.9	570	16%
Alpha	20.0%	$16,922	$51,687	5.7	564	45%
Standard	23.4%	$13,996	$48,835	4.2	564	10%
Mercury / Delta	23.8%	$13,502	$45,309	4.2	556	9%
First Time Buyer	23.7%	$12,497	$38,760	2.9	576	4%
	19.5%	$16,470	$55,099	5.7	568	100%

(1) Under the CPS programs for contracts purchased during the first nine months of 2015.
(2) Contract APR as adjusted for fees charged (or paid) to dealer.

CPS

Quarterly Vintage Credit Profiles

- Yields and credit metrics are stronger today than at the end of the last cycle (1)

	Q3 2007	Q3 2008	Q3 2010	Q3 2011	Q3 2012	Q3 2013	Q3 2014	Q3 2015
New Contract Purchases ($ in mm)	$330.8	$33.4	$35.3	$81.2	$143.1	$206.8	$279.3	$287.5
Avg. Yield (2)	18.7%	23.7%	24.8%	23.4%	23.1%	21.2%	20.2%	19.8%
Avg. FICO	524	530	574	564	561	563	568	568
Avg. Original Term (months)	64	64	62	63	62	63	66	68
Avg. LTV (3)	115.9%	112.5%	114.2%	114.2%	114.7%	114.4%	113.7%	114.8%

(1) For new contracts purchased during the calendar quarter under the CPS programs. Averages are weighted by principal balance.
(2) Contract APR as adjusted for fees charged (or paid) to dealer.
(3) Wholesale loan-to-value ratio.

CPS

Borrower and Contract Profile(1)

Borrower:

• Average age	43 years
• Average time in job	6 years
• Average time in residence	7 years
• Average credit history	13 years
• Average household income	$55,100 per year
• Percentage of homeowners	27%

Contract:

• Average amount financed	$16,470
• Weighted average monthly payment	$467
• Weighted average term	67 months
• Weighted average APR	19.3%
• Weighted average LTV	114.8%

(1) Under the CPS programs for contracts purchased during the first nine months of 2015.

CPS

Operations

Contract Originations

- Centralized contract originations at Irvine HQ
  - Maximizes control and efficiencies
  - Certain functions performed at Florida and Nevada offices
- Proprietary auto-decisioning system
  - Makes initial credit decision on over 99% of incoming applications
  - Uses both criteria and proprietary scorecards in credit and pricing decisions
- Pre-funding verification of employment, income and residency
  - Protects against potential fraud

Servicing

- Geographically dispersed servicing centers enhance coverage and staffing flexibility and drive portfolio performance
- Early contact on past due accounts; commencing as early as first day after due date
- Early stage workload supplemented by automated intelligent predictive dialer
- Workloads allocated based on specialization and behavioral scorecards, which enhances efficiencies

CPS

Portfolio Financing

- $200 million in interim funding capacity through two credit facilities
  - $100 million with Fortress; revolves to April 2017, due in April 2019
  - $100 million with Citibank; revolves to August 2016, due in August 2017
- Regular issuer of asset-backed securities, providing long-term matched funding
  - $10.2 billion in over 68 deals from 1994 through September 2015.
  - Have completed 18 senior subordinated securitizations since the beginning of 2011
  - In September 2015 transaction, sold six tranches of rated bonds from triple "A" down to single "B" with a blended coupon of 3.78%
- $10.6 million in residual interest financing, maturing in April 2018
- Total corporate debt of $15.2 million
  - $15.2 million of subordinated unsecured retail notes
  - $38.6 million senior secured debt prepaid without penalty in Q1 2014

CPS

Static Pool Performance

- Average of quarterly vintage cumulative net losses as of September 30, 2015
- 2010 and later vintages in line with 2003-2005 vintages



22.00%
20.00%
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
1
4
7
10
13
16
19
22
25
28
31
34
37
40
43
46
49
52
55
58
61
64
2002
2003
2004
2005
2006
2007
2008
2010
2011
2012
2013
2014

CPS

Summary Balance Sheets (1)

($ in millions)	September 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Assets				
Cash	$ 20.9	$ 17.9	$ 22.1	$ 13.0
Restricted cash	206.6	175.4	132.3	104.4
Finance receivables, net of allowance	1,823.4	1,534.5	1,115.4	744.8
Finance receivables, measured at fair value	0.1	1.7	14.5	59.7
Residual interest in securitizations	-	-	0.9	4.8
Deferred tax assets, net	44.2	42.9	59.2	75.6
Other assets	65.2	60.7	52.0	35.3
	$ 2,160.4	$ 1,833.1	$ 1,396.4	$ 1,037.6
Liabilities				
Accounts payable and accrued expenses	$ 28.8	$ 21.7	$ 24.8	$ 17.8
Warehouse lines of credit	46.9	56.8	9.5	21.7
Debt secured by receivables measured at fair value	-	1.3	13.1	57.1
Residual interest financing	10.6	12.3	19.1	13.8
Securitization trust debt	1,903.6	1,598.5	1,177.6	792.5
Senior secured debt, related party	-	-	38.6	50.1
Subordinated renewable notes	15.2	15.2	19.1	23.3
	2,005.1	1,705.8	1,301.8	976.3
Shareholders' equity	155.3	127.3	94.6	61.3
	$ 2,160.4	$ 1,833.1	$ 1,396.4	$ 1,037.6

(1) Numbers may not add due to rounding.

CPS

Summary Statements of Operations (1)

($ in millions)	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Years Ended December 31, 2014	Years Ended December 31, 2013	Years Ended December 31, 2012
Revenues					
Interest income	$ 90.6	$ 73.9	$ 286.7	$ 231.3	$ 175.3
Servicing fees	-	0.2	1.4	3.1	2.3
Other income	3.3	2.9	12.1	10.4	9.6
Gain on cancellation of debt		-	-	11.0	-
	93.9	77.0	300.2	255.8	187.2
Expenses					
Employee costs	15.3	12.7	50.1	43.0	35.6
General and administrative	10.8	11.0	39.3	32.7	29.5
Interest	14.8	12.2	50.4	58.2	79.4
Provision for credit losses	37.4	27.3	108.2	76.9	33.5
Provision for contingent liabilities	-	-	-	7.8	-
	78.3	63.2	248.0	218.6	178.0
Pretax income	15.6	13.8	52.2	37.2	9.2
Income tax expense (gain)	6.8	6.0	22.7	16.2	(60.2)
Net income	$ 8.8	$ 7.8	$ 29.5	$ 21.0	$ 69.4
EPS (fully diluted)	$ 0.28	$ 0.24	$ 0.92	$ 0.67	$ 2.72

(1) Numbers may not add due to rounding.

CPS

Selected Financial Data

($ in millions)	Three Months Ended		Years Ended		
	September 30, 2015	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2012
Auto contract purchases	$ 287.5	$ 279.3	$ 944.9	$ 764.1	$ 551.7
Total managed portfolio	$ 1,940.6	$ 1,518.7	$ 1,643.9	$ 1,231.4	$ 897.6
Risk-adjusted margin (1)	$ 41.7	$ 37.9	$ 141.6	$ 109.8	$ 74.3
Core operating expenses (2)					
$ amount	$ 26.1	$ 23.8	$ 89.4	$ 75.7	$ 65.1
% of avg. managed portfolio	5.5%	6.5%	6.3%	7.0%	7.9%
Pretax return on managed assets (3)	3.3%	3.8%	3.7%	3.4%	1.1%
Total delinquencies and repo inventory					
(30+ days past due)					
As a % of total owned portfolio	8.8%	6.7%	7.2%	6.9%	5.6%
Annualized net charge-offs					
As a % of total owned portfolio	6.3%	6.2%	5.8%	4.7%	3.6%

(1) Revenues less interest expense and provision for credit losses.

(2) Total expenses less provision for credit losses and interest expense.

(3) Equal to annualized pretax income as a percentage of the average managed portfolio.

CPS

Investment Considerations

- CPS has weathered two industry cycles to remain one of the few independent public auto finance companies
- Fifteen consecutive quarters of improving profitability
- Attractive industry fundamentals with fewer large competitors than last cycle
- Credit performance of 2010 and later vintages in line with 2003-2005 vintages
- Growing portfolio enhances operating leverage through economies of scale
- Opportunistic, successful acquisitions
- Stable senior management team with significant equity ownership
  - Senior management, including vice presidents, average 18 years of service with CPS

CPS

Reference to Public Reports

- Any person considering an investment in securities issued by CPS is urged to review the materials filed by CPS with the U.S. Securities and Exchange Commission ("Commission"). Such materials may be found by inquiring of the Commission's EDGAR search page (http://www.sec.gov/edgar/searchedgar/companysearch.html) using CPS's ticker symbol, which is "CPSS." Risk factors that should be considered are described in Item 1A, "Risk Factors," of CPS's annual report on Form 10-K, which report is on file with the Commission and available for review at the Commission's website. Such description of risk factors is incorporated herein by reference.

Safe Harbor Statement

- Information included in the preceding slides is believed to be accurate, but is not necessarily complete. Such information should be reviewed in its appropriate context. The implication that historical trends will continue in the future, or that past performance is indicative of future results, is disclaimed. To the extent that one reading the preceding material nevertheless makes such an inference, such inference would be a forward-looking statement, and would be subject to risks and uncertainties that could cause actual results to vary. Such risks include variable economic conditions, adverse portfolio performance (resulting, for example, from increased defaults by the underlying obligors), volatile wholesale values of collateral underlying CPS assets, reliance on warehouse financing and on the capital markets, fluctuating interest rates, increased competition, regulatory changes, the risk of obligor default inherent in sub-prime financing, and exposure to litigation.